EXHIBIT 10(d)(7)
                                                 ----------------



                           AGREEMENT

          Agreement made as of the 24th day of March, 1999, by and between Overseas Shipholding Group, Inc., a corporation incorporated under the laws of Delaware with its principal office at 511 Fifth Avenue, New York, New York 10017 (the "Company") and
Ariel Recanati, residing at                    (the "Executive").

                      W I T N E S S E T H:

          WHEREAS, the Company believes that the establishment and maintenance of a sound and vital management of the Company and its affiliates is essential to the protection and enhancement of the interests of the Company and its stockholders;

          WHEREAS, the Company also recognizes that the possibil ity of a Change of Control of the Company (as defined in Section 1 hereof), with the attendant uncertainties and risks, might result in the departure or distraction of key employees of the Company to the detriment of the Company; and

          WHEREAS, the Company has determined that it is appro priate to take steps to induce key employees to remain with the Company, and to reinforce and encourage their continued attention and dedication, when faced with the possibility of a Change of Control of the Company.

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

          1. A CHANGE OF CONTROL shall be deemed to have occurred if: (i) any person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof), excluding the Company, any "Subsidiary", any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of any such plan acting in his capacity as trustee) and any person who (or group which includes a person who) is the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) as of January 1, 1994 of at least fifteen percent (15%) of the common stock of the Company, becomes the beneficial owner (as defined in Rule 13(d)-3 under the Exchange
Act) of shares of the Company having at least thirty percent (30%) of the total number of votes that may be cast for the election of directors of the Company; (ii) there is a merger or other business combination of the Company, sale of all or substantially all of the Company's assets or combination of the foregoing transactions (a "Transaction"), other than a Transaction involving only the Company and one or more of its Subsidiaries, or a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity (excluding for this purpose any shareholder of the Company owning directly or indirectly more than ten percent (10%) of the shares of the other company involved in the Transaction if such shareholder is not as of January 1, 1994, the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) of at least fifteen percent (15%) of the common stock of the Company); or
(iii) during any period of two (2) consecutive years beginning on or after the date hereof, the persons who were directors of the Company immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the board of directors of the Company or the board of directors of any successor to the Company, provided that, any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the board of directors by, or on the recommendation of or with the approval of, at least two-thirds (2/3) of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or any successor provision) or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than a member of the Board. Only one (1) Change of Control may occur under this Agreement.

          2. TERM. This Agreement shall commence on the date hereof and shall expire on the earliest of (i) October 21, 2002, subject to the right of the Board of Directors of the Company (the "Board") and the Executive to extend it, provided that if a Change of Control takes place prior to October 21, 2002, the duration of this Agreement under this subpart (i) shall be until two (2) years after the Change of Control whether such two (2) year period ends before or after October 21, 2002; (ii) the date of the death of the Executive or retirement or other termination of the Executive's employment (voluntarily or involuntarily) with the Company prior to a Change of Control other than as a result of a termination by the Company without Cause (as defined below) or by the Executive with Good Reason (as defined below); or (iii) one hundred twenty (120) days after a termination by the Company without Cause or by the Executive with Good Reason if a Change of Control does not occur on or prior to such date. Notwithstanding anything in this Agreement to the contrary, if the Company becomes obligated to make any payment to the Executive pursuant to the terms hereof at or prior to the expiration of this Agreement, then this Agreement shall remain in effect for such and related purposes until all of the Company's obligations hereunder are fulfilled. Further, provided that a Change of Control has taken place prior to the termination of this Agreement, the provisions of Sections 10(a), (d) and (e) hereof shall survive and remain in effect notwithstanding the termination of this Agreement, the termination of the Executive's employment or any breach or repudiation or alleged breach or repudiation by the Company or the Executive of this Agreement or any one or more of its terms.

          3. TERMINATION FOLLOWING CHANGE OF CONTROL. If, and only if, a Change of Control occurs and one (1) of the following occurs: (i) the Executive's employment with the Company is terminated by the Company without Cause (provided that for purposes of this Section (i), Cause shall not include (ii)(E) below) or by the Executive for Good Reason at any time within two
(2) years after the Change of Control, (ii) the Executive's employment with the Company terminates for any reason whatsoever, including but not limited to termination by the Executive voluntarily with or without Good Reason, within thirty (30) days after the end of the one (1) year period running from the date of the Change of Control, or (iii) the Executive's employment with the Company terminates as a result of the Executive's death after the Change of Control, but prior to the end of the thirty (30) day period after the end of the one (1) year period running from the date of the Change of Control, the Executive shall be entitled to the amounts provided in Section 4 upon such termination. In addition, notwithstanding the foregoing, in the event the Executive is terminated without Cause or terminates employment (as a result of an event occurring within one hundred twenty (120) days prior to the occurrence of a Change of Control) for Good Reason within one hundred twenty (120) days prior to the occurrence of a Change of Control, such termination shall, upon the occurrence of a Change of Control, be deemed to be covered under the Agreement and the Executive shall be entitled to the amounts provided under Section 4 hereof reduced by any amounts otherwise received in connection with his termination of employment. The foregoing terms shall have the following meanings:

          (i) TERMINATION FOR GOOD REASON. For purposes of this Agreement, termination for Good Reason shall mean a termination by the Executive effected by a written notice given within sixty
(60) days after the occurrence of the Good Reason event. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following events without the Executive's express written consent:

               (A)  following a Change of Control,  any  material
     diminution in the Executive's duties and responsibilities, authority, or any diminution in the Executive's title, or the assignment to the Executive of duties and responsibilities materially inconsistent with the position held by the Executive immediately prior to the Change of
     Control, except in each case in connection with the termination of the Executive's employment for Cause or as a result of the Executive's death, or temporarily as a result of the Executive's illness or other absence; (B) a reduction in the Executive's annual base salary; (C) a relocation of the Executive's principal business location to an area outside a fifty (50) mile radius of the Executive's current principal business location; or (D) a material breach by the Company of any other agreement with the Executive without proper justification that remains uncured for ten (10) days after written notice of such breach is given to the Company.

          (ii) CAUSE. As used herein, the term "Cause" shall mean: (A) the willful engaging by the Executive in gross misconduct which is materially injurious to the Company, with written notice of the specific misconduct given to the Executive;
(B) Executive's conviction of (or pleading of NOLO CONTENDERE to) a crime involving any financial impropriety or other crime which would materially interfere with the Executive's ability to perform his services to the Company or otherwise be materially injurious to the Company; (C) the willful breach by the Executive of any of his material obligations under any agreement with the Company without proper justification, which breach is not cured within ten (10) days after written notice thereof from the Company; (D) refusal to follow the proper and achievable written direction of the Board within five (5) business days of it being given, provided that the foregoing refusal shall not be "Cause" if the Executive in good faith believes that such direction is illegal, unethical or immoral and Executive promptly so notifies the Board; or (E) the Executive's inability to perform his material duties and responsibilities due to the same or related physical or mental illness for one hundred eighty (180) consecutive days. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive in bad faith and without reasonable belief that such action or omission was in the best interest of the Company.

          The Executive's continued employment for a period of up to sixty (60) days after the occurrence of any act or failure to act constituting Good Reason hereunder shall not constitute consent to, or a waiver of rights with respect to, any such act or failure to act.

          4. COMPENSATION ON CHANGE OF CONTROL TERMINATION. If, pursuant to Section 3, the Executive is entitled to amounts and benefits under this Section 4, the Company shall, subject to
Section 8, pay and provide to Executive: (A) in a lump sum within five (5) days after such termination (or, if such termination occurred prior to a Change of Control, within five
(5) days after the Change of Control) (i) two (2) times Executive's highest annual base salary in effect within one hundred twenty-one (121) days prior to, or at any time after, the Change of Control, (ii) subject to submission of documentation, any incurred but unreimbursed business expenses for the period prior to termination payable in accordance with the Company's policies, and (iii) any base salary, bonus, vacation pay or other compensation accrued or earned under law or in accordance with the Company's policies applicable to the Executive but not yet paid; (B) any other amounts or benefits due under the then applicable employee benefit (including without limitation any Supplemental Executive Retirement Plan), equity or incentive plans of the Company applicable to the Executive as shall be determined and paid in accordance with such plans; (C) two (2) years of additional service and compensation credit (at Executive's highest compensation level in the one hundred twenty-one (121) day period prior to, or at any time after, the Change of Control) for pension purposes, and an increase in his age by two (2) years for purposes of calculating any early retirement subsidy or actuarial reduction, under any defined benefit type qualified or nonqualified pension plan or arrangement of the Company and its affiliates applicable to Executive, measured from the date of termination of employment and not credited to the extent that the Executive is otherwise entitled to such credit during such two (2) year period, which payments shall be made through and in accordance with the terms of the nonqualified defined benefit pension plan or arrangement if any then exists that is not purely an excess plan within the meaning of 4 U.S.C.
Section 114(b)(1)(I)(ii), or, if not, in an actuarially equivalent lump sum (using the actuarial factors then applying in the Company's defined benefit plan covering the Executive);
(D) continued coverage under the Company health plans in which the Executive participates (whether as an active or former employee) immediately prior to the Change of Control or equivalent plans thereto (the "Health Plans") for the Executive (except in the case of the Executive's death) and the Executive's dependents for two (2) years from the date of termination of the Executive's employment, provided that premiums for such coverage shall be paid by the Executive on the same basis as prior to the Change of Control; and further provided that such coverage shall cease to the extent that the providing of such coverage would violate applicable law or result in other participants being taxed on the benefits under such Health Plans; and (E) continued coverage under the Company life insurance plan in which the Executive participates (at the same cost as for active employees of equivalent age) at a benefit level equal to the higher level in effect immediately prior to the Change of Control or immediately prior to the Executive's termination or, alternatively, equivalent coverage (on a tax grossed up basis, to the extent the amount taxable to the Executive is greater than the amount taxable to him if he was an employee and participated in the Company's life insurance plan) for two (2) years from the date of termination of the Executive's employment.

          5. EXCISE TAX LIMIT. Notwithstanding anything else herein, to the extent that the Executive would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (and any similar tax that may hereafter be imposed) on the payments and/or benefits provided by Section 4 or any other amounts (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a change of ownership or effective control covered by Section 280G(b)(2) of the Code or any person affiliated with the Company or such person) as a result of a Change of Control, the amounts to be paid under this Agreement shall be automatically reduced to an amount one dollar less than that, when combined with such other amounts and benefits required to be so included, would subject the Executive to excise tax under Section 4999 of the Code. Such amount shall be reduced from the lump sum due under
Section 4(A) hereof.

          6. NOTICE OF TERMINATION. After a Change of Control, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 14. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment. Further, a Notification of Termination for Cause after a Change of Control is required to include a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds (_) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination and which the Executive had the right to attend and speak finding that, in the good faith opinion of the Board, the Executive has engaged in conduct set forth in the definition of Cause herein, and specifying the particulars thereof in detail.

          7. DATE OF TERMINATION. "Date of termination," with respect to any purported termination of the Executive's employ ment after a Change of Control, shall mean the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause which shall be the date specified in the Notice of Termination) and, in the case of a termination by the Executive for Good Reason, shall not be less than five (5) days nor more than sixty (60) days, from the date such Notice of Termination is given). In the event of Notice of Termination by the Company, the Executive may treat such notice as having a date of termination at any date between the date of the receipt of such notice and the date of termination indicated in the Notice of Termination by the Company; provided, that the Executive must give the Company written notice of the date of termination if he deems it to have occurred prior to the date of termination indicated in the notice.

          8. NO DUTY TO MITIGATE/SET-OFF. The Company agrees that if the Executive's employment with the Company is terminated pursuant to this Agreement during the term of this Agreement, the Executive shall not be required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to this Agreement. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive or benefit provided to the Executive as the result of employment by another employer or otherwise. Except as otherwise provided herein and apart from any disagreement between the Executive and the Company concerning interpretation of this Agreement or any term or provision hereof, the Company's obligations to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including without limitation, any set-off, counter claim, recoupment, defense or other right which the Company may have against the Executive. The amounts due under Section 4 are inclusive, and in lieu of, any amounts payable under any other salary continuation or cash severance arrangement of the Company and to the extent paid or provided under any other such arrangement shall be offset against the amount due hereunder.

          9. SERVICE WITH SUBSIDIARIES. For purposes of this Agreement, employment by a subsidiary or a parent of the Company shall be deemed to be employment by the Company and references to the Company shall include all such entities, except that the payment obligation hereunder shall be solely that of the Company. A Change of Control, however, as used in this Agreement, shall refer only to a Change of Control of the Company.

          10. Confidentiality; No Non-Competition; No Resignation. (a) The Executive shall not at any time during the term of this Agreement, or thereafter, directly or indirectly, for any reason whatsoever, communicate or disclose to any unauthorized person, firm or corporation, or use for the Executive's own account, without the prior written consent of the Board, any proprietary processes, trade secrets or other confidential data or information of the Company and its related and affiliated companies concerning their businesses or affairs, accounts, products, services or customers, it being understood, however, that the obligations of this Section shall not apply to the extent that the aforesaid matters (i) are disclosed in circum stances in which the Executive is legally required to do so, or
(ii) become known to and available for use by the public other than by the Executive's wrongful act or omission.

            (b) In consideration of this Agreement, the Executive agrees that he will not resign from the Company without Good
Reason for at least one hundred eighty (180) days from the date hereof, except the foregoing shall not apply after a Change of Control.

          (c) In consideration of this Agreement, the Executive agrees that he will, following a Change of Control and timely payment of amounts due him hereunder, consult in a senior advisory capacity to assist in the orderly transition to new management for a period of ninety (90) days following a Change of Control.

          (d) The Company shall continue to cover the Executive, or cause the Executive to be covered, under any director and officer insurance maintained after the Change of Control for directors and officers of the Company (whether by the Company or another entity) at the highest level so maintained for any other past or active director or officer with regard to any action or omission of the Executive while an officer or director of the Company or its affiliates. Such coverage shall continue for any period during which the Executive may have any liability for the aforesaid actions or omissions.

          (e) Following a Change of Control, the Company shall indemnify the Executive to the fullest extent permitted by law against any claims, suits, judgments, expenses (including reasonable attorney fees), with advancement of legal fees and disbursements to the fullest extent permitted by law, arising from, out of, or in connection with the Executive's services as an officer or director of the Company, as an officer or director of any affiliate for which the Executive was required to serve as such by the Company or as a fiduciary of any benefit plan of the Company or any affiliate.

          11. SUCCESSORS; BINDING AGREEMENT. In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree in writing to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or adminis trators of the Executive's estate. This Agreement is personal to the Executive and neither this Agreement or any rights hereunder may be assigned by the Executive.

          12. MISCELLANEOUS. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modifi cation or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement constitutes the entire Agreement between the parties hereto pertaining to the subject matter hereof. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. All references to any law shall be deemed also to refer to any successor provisions to such laws.

          13. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          14. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, or sent by registered mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, or, if mailed, five days after the date of deposit in the United States mails, or as follows:

               (i)  If to the Company, to:
                    Overseas Shipholding Group, Inc.
                    511 Fifth Avenue
                    New York, New York  10017
                    Attention:  Chairman


               (ii) If to the Executive, to his or her last shown
                    address on the books of the Company.
          Any party may by notice given in accordance with this Section to the other parties, designate another address or person for receipt of notices hereunder.

          15. SEPARABILITY. If any provisions of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

          16. LEGAL FEES. In the event the Company does not make the payments due hereunder on a timely basis and the Executive collects any part or all of the payments provided for hereunder or otherwise successfully enforces the terms of this Agreement by or through a lawyer or lawyers, the Company shall pay all costs of such collection or enforcement, including reasonable legal fees and other reasonable fees and expenses which the Executive may incur. The Company shall pay to the Executive interest at the prime lending rate as announced from time to time by Citibank, N.A. on all or any part of any amount to be paid to Executive hereunder that is not paid when due. The prime rate for each calendar quarter shall be the prime rate in effect on the first day of the calendar quarter.

          17. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration conducted in the City of New York in the State of New York under the Commercial Arbitration Rules then prevailing of the American Arbitration Association and such submission shall request the American Arbitration Association to:
(i) appoint an arbitrator experienced and knowledgeable concerning the matter then in dispute; (ii) require the testimony to be transcribed; (iii) require the award to be accompanied by findings of fact and the statement for reasons for the decision; and (iv) request the matter to be handled by and in accordance with the expedited procedures provided for in the Commercial Arbitration Rules. The determination of the arbitrators, which shall be based upon a de novo interpretation of this Agreement, shall be final and binding and judgment may be entered on the arbitrators' award in any court having jurisdiction. The Company shall pay all costs of the American Arbitration Association and the arbitrator.

          18. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive, equity or other plan or program provided by the Company and for which the Executive may qualify, nor shall anything herein (except Section
8) limit or otherwise prejudice such rights as the Executive may have under any other currently existing plan, agreement as to employment or severance from employment with the Company or statutory entitlements, provided, that to the extent such amounts are paid under Section 4 hereof or otherwise, they shall not be due under any such program, plan, agreement, or statute. Amounts that are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company, at or subsequent to the date of termination shall be payable in accordance with such plan or program, except as otherwise specifically provided herein.

          19. NOT AN AGREEMENT OF EMPLOYMENT. This is not an agreement assuring employment and, subject to any other agreement between the Executive and the Company, the Company reserves the right to terminate the Executive's employment at any time with or without cause, subject to the payment provisions hereof if such termination is after, or within ninety (90) days prior to a Change of Control, as defined herein. The Executive acknowledges that he is aware that he shall have no claim against the Company hereunder or for deprivation of the right to receive the amounts hereunder as a result of any termination that does not specifically satisfy the requirements hereof or as a result of any other action taken by the Company.

          20.    INDEPENDENT   REPRESENTATION.    The   Executive
acknowledges that he has been advised by the Company to have the Agreement reviewed by independent counsel and has been given the opportunity to do so.

          21.  GOVERNING LAW.  This Agreement shall be construed,
interpreted,  and governed in accordance with  the  laws  of  the
State  of  Delaware  without  reference  to  rules  relating   to
conflicts of law.

          IN WITNESS WHEREOF, the Company has caused this Agree ment to be duly executed and the Executive has hereunto set his hand as of the date first set forth above.

                              OVERSEAS SHIPHOLDING GROUP, INC.

                              By:
                                  ----------------------------
                                  Name:
                                  Title:

                              EXECUTIVE

                              --------------------------------
                              Ariel Recanati